Exhibit 10.23.5


                  THIRTY-NINTH AGREEMENT AMENDING
                 NEW ENGLAND POWER POOL AGREEMENT

     THIS THIRTY-NINTH AGREEMENT AMENDING NEW ENGLAND POWER POOL AGREEMENT, dated as of November 13, 1998 ("Thirty-Ninth Agreement"), is entered into by the signatory Participants to amend the New England Power Pool Agreement (the "NEPOOL Agreement"), as amended.

     WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff ("Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

     WHEREAS, the Restated NEPOOL Agreement and the Tariff have subsequently been amended by five supplements dated, respectively, as of February 7, June 1, September 1, November 1 and December 31, 1997 and by five additional amendatory agreements dated, respectively, as of September 1, 1997, November 15, 1997, July 20, 1998, August 15, 1998 and October 30,
1998; and

     WHEREAS, the Federal Energy Regulatory Commission's Order issued October 29, 1998 (the "Order") with respect to the Restated NEPOOL Agreement and the Tariff, as amended through July 20, 1998, has required that they be further amended by the date hereof in various respects; and

     WHEREAS, the signatories hereto desire to implement the Order through a compliance filing to make changes required by the Order.

     NOW, THEREFORE, the signatory Participants agree as follows:

                             SECTION 1
              AMENDMENT OF RESTATED NEPOOL AGREEMENT

1.1 AMENDMENT OF SECTION 15.1. Section 15.1 of the Restated NEPOOL Agreement is amended to read as follows:

     15.1 DEFINITION OF PTF. PTF or pool transmission facilities are the transmission facilities owned by Participants rated 69 kV or above required to allow energy from significant power sources to move freely on the New England transmission network, and include:

          1. All transmission lines and associated facilities owned by Participants rated 69 kV and above, except for lines and associated facilities that contribute little or no parallel capability to the NEPOOL Transmission System (as defined in the Tariff). The following do not constitute PTF:

               (a) Those lines and associated facilities which are required to serve local load only.

               (b) Generator leads, which are defined as radial transmission from a generation bus to the nearest point on the NEPOOL Transmission System.

               (c)  Lines that are normally operated open.

          2. Parallel linkages in network stations owned by Participants (including substation facilities such as transformers, circuit breakers and associated equipment) interconnecting the lines which constitute PTF.

          3. If a Participant with significant generation in its transmission and distribution system (initially 25 MW) is connected to the New England network and none of the transmission facilities owned by the Participant qualify to be included in PTF as defined in (1) and (2) above, then such Participant's connection to PTF will constitute PTF if both of the following requirements are met for this connection:

               (a)  The connection is rated 69 kV or above.

               (b) The connection is the principal transmission link between the Participant and the remainder of the New England PTF network.

          4. Rights of way and land owned by Participants required for the installation of facilities which constitute PTF under
               (1), (2) or (3) above.

          The Regional Transmission Planning Committee shall review at least annually the status of transmission lines and related facilities and determine whether such facilities constitute PTF and shall prepare and keep current a schedule or catalogue of PTF facilities.

          The following examples indicate the intent of the above definitions:

               (i)  Radial tap lines to local load are excluded.

               (ii) Lines which loop, from two geographically separate
                    points on the NEPOOL Transmission System, the supply to a load bus from the NEPOOL Transmission System are included.

               (iii)Lines which loop, from two geographically separate
                    points on the NEPOOL Transmission System, the connections between a generator bus and the NEPOOL Transmission System are included.

               (iv) Radial connections or connections from a generating
                    station to a single substation or switching station on the NEPOOL Transmission System are excluded, unless the requirements of paragraph (3) above are met.

          Transmission facilities owned by a Related Person of a Participant which are rated 69 kV or above and are required to allow Energy from significant power sources to move freely on the New England transmission network shall also constitute PTF provided (i) such Related Person files with the Secretary of the Management Committee its consent to such treatment; and (ii) the Management Committee determines that treatment of the facility as PTF will facilitate accomplishment of NEPOOL's objectives. If a facility constitutes PTF pursuant to this paragraph, it shall be treated as "owned" by a Participant for purposes of the Tariff and the other provisions of Part Four of the Agreement.


SECTION 2

AMENDMENT TO TARIFF

2.1  AMENDMENT OF SECTION 22A.3   Section 22A.3 of the Tariff is amended to
     read as follows:

     22A.3A Transmission Customer which has Reserved Capacity for In
          Service as part of or in conjunction with Through or Out Service, Internal Point-to-Point Service or Regional Network Service shall receive such In Service as part of such other service without additional charge.

2.2 DELETION OF SECTION 22A.4. Section 22A.4 of the Tariff is deleted in its entirety.

2.3 AMENDMENT OF SECTION 33.4. Section 33.4 of the Tariff is amended to read as follows:

     33.4 Facilities Study Procedures: If a System Impact Study indicates that additions or upgrades to the NEPOOL Transmission System are needed to supply the Eligible Customer's service request, the System Operator, within thirty days of the completion of the System Impact Study, will tender to the Eligible Customer a Facilities Study agreement in the form of Attachment J to this Tariff, or in any other form that is mutually agreed to, which is to be entered into by the Eligible Customer and the System Operator and, if deemed necessary by the System Operator, by one or more affected Transmission Provider(s) and pursuant to which the Eligible Customer shall agree to reimburse the System Operator and any affected Transmission Providers or other entity designated by the System Operator for performing any required Facilities Study. For a service request to remain a Completed Application, the Eligible Customer shall execute the Facilities Study agreement and return it to the System Operator within fifteen days. If the Eligible Customer elects not to execute the Facilities Study agreement, its application shall be deemed withdrawn and its deposit, if any (less the reasonable Administrative Costs incurred by the System Operator and any affected Participants in connection with the Application), will be returned with Interest. Upon receipt of an executed Facilities Study agreement, the System Operator and any affected Transmission Provider(s) or other designated entity will use due diligence to cause the required Facilities Study to be completed within a sixty-day period. If a Facilities Study cannot be completed in the allotted time period, the System Operator will notify the Transmission Customer and provide an estimate of the time needed to reach a final determination and any resulting increase in the cost, along with an explanation of the reasons that additional time is required to complete the study. When completed, the Facilities Study shall include a good faith estimate of (i) the cost of Direct Assignment Facilities to be charged to the Transmission Customer, or (ii) the Transmission Customer's appropriate share of the cost of any required additions or upgrades, and (iii) the time required to complete such construction and initiate the requested service. The Transmission Customer shall provide a letter of credit or other reasonable form of security acceptable to the Transmission Providers or other entities that will be responsible for the construction of the new facilities or upgrades equivalent to the costs of the new facilities or upgrades and consistent with relevant commercial practices, as established by the Uniform Commercial Code. The Transmission Customer shall have thirty days to execute a Service Agreement, if required, or request the filing of an unexecuted Service Agreement with the Commission and provide the required letter of credit or other form of security or the request will no longer be a Completed Application and shall be deemed terminated and withdrawn.

2.4 AMENDMENT OF SECTION 40.4. Section 40.4 of the Tariff is amended to read as follows:

          The Network Customer may use the NEPOOL Transmission System to deliver energy and/or capacity to its Network Loads from resources that have not been designated as Network Resources. Such energy and capacity shall be transmitted, on an as-available basis, at no additional charge as part of Regional Network Service. Deliveries from resources other than Network Resources will have a higher priority than any Non-Firm Point-to-Point Transmission Service under this Tariff.

2.5 AMENDMENT OF SECTION 42.1. Section 42.1 of the Tariff is amended to delete the second sentence thereof (added in the Thirty-Eighth Agreement Amending New England Power Pool Agreement).

2.6 AMENDMENT OF SECTION 44.4. Section 44.4 of the Tariff is amended to read as follows:

     44.4 Facilities Study Procedures: If a System Impact Study indicates that additions or upgrades to the NEPOOL Transmission System are needed to supply the Eligible Customer's service request, the System Operator, within thirty days of the completion of the System Impact Study, shall tender to the Eligible Customer a Facilities Study agreement in the form of Attachment J to this Tariff, or in any other form that is mutually agreed to, which is to be entered into by the Eligible Customer and the System Operator and, if deemed necessary by the System Operator, by one or more affected Transmission Provider(s) and pursuant to which the Eligible Customer shall agree to reimburse the System Operator and any affected Transmission Provider(s) for performing the required Facilities Study. For a service request to remain a Completed Application, the Eligible Customer shall execute the Facilities Study agreement and return it to the System Operator within fifteen days. If the Eligible Customer elects not to execute a Facilities Study agreement, its Application shall be deemed withdrawn and its deposit, if any (less the reasonable Administrative Costs incurred by the System Operator and any affected Transmission Provider(s)), shall be returned with Interest. Upon receipt of an executed Facilities Study agreement, the System Operator and any affected Transmission Provider(s), will use due diligence to complete the required Facilities Study within a sixty-day period. If the System Operator and any affected Transmission Provider(s) are unable to complete the Facilities Study in the allotted time period, the System Operator shall notify the Eligible Customer and provide an estimate of the time needed to reach a final determination and any resulting increase in the cost, along with an explanation of the reasons that additional time is required to complete the study. When completed, the Facilities Study will include a good faith estimate of (i) the cost of Direct Assignment Facilities to be charged to the Eligible Customer, (ii) the Eligible Customer's appropriate share of the cost of any required Network Upgrades, and (iii) the time required to complete such construction and initiate the requested service. The Eligible Customer shall provide a letter of credit or other reasonable form of security acceptable to the affected Transmission Provider(s) or other entities that will be responsible for the construction of the new facilities or upgrades equivalent to the costs of new facilities or upgrades consistent with commercial practices as established by the Uniform Commercial Code. The Eligible Customer shall have thirty days to execute a Service Agreement or request the filing of an unexecuted Service Agreement and provide the required letter of credit or other form of security or the request no longer will be a Completed Application and shall be deemed terminated and withdrawn.

2.7 AMENDMENT OF SECTION 46.1. Section 46.1 of the Tariff is amended to read as follows:

     46.1 Determination of Network Customer's Monthly Network Load: The Network Customer's "Monthly Network Load" is its hourly load (including its designated Network Load not physically interconnected with the Transmission Provider under Section 43.3) coincident with the coincident aggregate load of the Participants and other Network Customers served in each Local Network in the hour in which the coincident load is at its maximum for the month ("Monthly Peak").

2.8 AMENDMENT OF SECTION 49. Section 49 of the Tariff is amended to read as follows:

     49 Interconnection Requirements

          Any Participant or Non-Participant which proposes to site a new generating unit at a site owned or controlled by it, or which it has the right to acquire or control, or to materially change and increase the capacity of an existing generating unit, located in the NEPOOL Control Area ("Generator Owner"), shall be obligated to:

          (a) complete and submit to the System Operator a standard application, which is available from the System Operator, entitled "Interconnection of New Generation to the New England Transmission System -Application for System Impact Study Agreement" ("Interconnection Application"), along with the administrative fee and description of its proposal and site information required by the Interconnection Application;

          (b) within fifteen (15) days of its tender by the System Operator (which tender shall occur no later than thirty (30) days following System Operator's receipt of a complete Interconnection Application), enter into an agreement with the System Operator and, if deemed necessary by the System Operator, one or more affected Transmission Providers to provide for the conduct of a System Impact Study to determine what additions or upgrades to the NEPOOL Transmission System and to the Non-PTF system are required in order to permit its generating unit to interconnect in a manner that avoids any significant adverse effect on system reliability, stability, and operability, including protecting against the degradation of transfer capability for interfaces affected by the unit ("Minimum Interconnection Standard"). If the Generator Owner does not enter into the System Impact Study agreement within the above time period, its application shall be deemed withdrawn. The System Impact Study shall be conducted in accordance with the procedures, and subject to the obligations, specified in Sections 33.2 and 33.3 and Attachment D of this Tariff and using the form of agreement specified in Attachment I of this Tariff, except that: (1) references therein to transmission service shall be deemed to refer to interconnection; (2) references therein to Eligible Customer or Transmission Customer shall be deemed to refer to the Generator Owner; (3) Attachment D shall be applied so that the interconnection is studied on a Minimum Interconnection Standard basis; and (4)any references to, or requirements for, a Service Agreement in Section 33.3 shall be inapplicable.

          (c) if a System Impact Study indicates that additions or upgrades to the NEPOOL Transmission System and to the Non-PTF system are required in order to permit its generating unit to interconnect to the NEPOOL system on a basis satisfying the Minimum Interconnection Standard, within fifteen (15) days of its tender by the System Operator (which tender shall occur no later than thirty (30) days following the completion of the System Impact Study), enter into an agreement with the System Operator and, if deemed necessary by the System Operator, one or more affected Transmission Providers to provide for the conduct of a Facilities Study. The Facilities Study shall be conducted in accordance with the procedures, and subject to the obligations, specified in Sections 33.4 and 33.5 of this Tariff, and using the form of agreement specified in Attachment J of this Tariff, except that: (1) references therein to transmission service shall be deemed to refer to interconnection;(2) references therein to Eligible Customer or Transmission Customer shall be deemed to refer to the Generator Owner; and (3) any references to, or requirements for, a Service Agreement in Section 33.4 shall be inapplicable. In lieu of a Facilities Study, if transmission system modifications are required, within 45 days of submission of the final System Impact Study report to the Generator Owner, the Generator Owner, the System Operator and the affected Transmission Provider(s) may establish an agreement for "Expedited Interconnection". While the Transmission Provider(s) or other entities that will be responsible for constructing the new facilities or upgrades on an expedited basis will provide the Generator Owner with its best estimate of the new facility costs and other charges that may be incurred, such estimate shall not be binding and the Generator Owner shall agree in writing to pay for all applicable costs incurred;

          (d) in the event that transmission service will be needed under a Transmission Provider's local tariff or the unit will be interconnected to the Local Network of a Transmission Provider, satisfy any applicable requirements under the local tariff of the relevant Transmission Provider (except for those relating to System Impact Studies and Facilities Studies, which will be performed on a unified basis by the System Operator in accordance with this Section); and

          (e)  submit its proposal for review in accordance with Section
               18.4 of the Agreement and to take any action required pursuant to Section 18.5 of the Agreement as a result of such review in order that its generating unit can be interconnected to the NEPOOL Transmission System in a manner to satisfy the Minimum Interconnection Standard or, if requested by the Generation Owner, to satisfy an enhanced interconnection option pursuant to additional studies as discussed below;

          and upon the satisfaction of the obligations described in (a),
          (b), (c), (d), and (e) above, the Generator Owner's unit shall have the right to be interconnected to the NEPOOL Transmission System.

          In addition to obtaining the System Impact Study and Facilities Study described in Subsections (b), (c), and (d) above, a Generator Owner may elect to agree to an additional study to determine what further additions or upgrades to the NEPOOL Transmission System, beyond those required to satisfy the Minimum Interconnection Standard, would be required for potentially facilitating, under an enhanced interconnection option, a greater level of use of the System, as specified by the Generator Owner. A Participant other than the Generator Owner may also elect to have performed at its expense such an additional study if and to the extent the Generator Owner has decided not to elect such an additional study. Generator Owners that have received prior to October 29, 1998 all required NEPOOL approvals pursuant to Sections 18.4 and 18.5 of the Restated NEPOOL Agreement for their interconnections shall be deemed to have requested such an enhanced interconnection option.

          The completion of the portion of a System Impact Study or Facilities Study addressing the Minimum Interconnection Standard shall not be delayed by awaiting the results from any such additional study. The performance of such additional studies other than those underway as of October 29, 1998 shall be accomplished at a time and in a manner that avoids such additional studies unduly delaying the performance of studies for other Generator Owners based on the Minimum Interconnection Standard. The Generator Owner may, at its option, seek approval for interconnection in a manner consistent with the results of its System Impact Study and Facilities Study, as supplemented by the additional study in accordance with Subsection (e) above.

          If the studies conducted pursuant to this Section indicate that new PTF or non-PTF facilities or a facility modification or other PTF upgrades are necessary to satisfy the Minimum Interconnection Standard or an enhanced interconnection option in connection with a new or materially changed generating unit, or otherwise, in order to interconnect, upon approval of the studies by the Regional Transmission Planning Committee, subject to review by the System Operator, one or more Transmission Providers or their designees shall be designated by the Regional Transmission Planning Committee, subject to review by the System Operator, to design and effect the construction or modification. Construction or modification of Non-PTF facilities shall be the obligation of the appropriate local Transmission Provider(s) or its designee(s).

          Upon the designation of a Transmission Provider or its designee to design and effect a PTF addition or upgrade and agreement on the security and other provisions of the arrangement, the Transmission Provider or its designee designated to perform the construction shall, (i) in accordance with the terms of the arrangements described in this paragraph and subject to Sections
          18.4 and 18.5 of the Agreement, use its best efforts to design and effect the proposed construction or modification and (ii) enter into an interconnection agreement with the Generator Owner, which interconnection agreement may be filed with the Commission by the Transmission Provider unsigned either on its own or at the request of the Generator Owner. Sections 34.1, 34.2 (other than those sentences referring to Service Agreements), 34.3 and 35 of the Tariff shall be applicable to the facilities construction, except that: (1) references therein to transmission service shall be deemed to refer to interconnection; and(2)references therein to Eligible Customer or Transmission Customer shall be deemed to refer to Generator Owner.

          Any facilities required in connection with a new generating unit or the material change of an existing generating unit which constitute a Direct Assignment Facility shall be fully paid for by the Participant or Non-Participant proposing the new generating unit or material change under an interconnection agreement with the Transmission Provider.

          A Participant or Non-Participant proposing a new or materially changed generating unit to be interconnected shall be responsible for the cost of whatever upgrades that are identified as a result of the study or studies performed at the request of such Participant or Non-Participant pursuant to the procedures set forth in this Section, including any new PTF or Non-PTF facilities or facility modification or other PTF or Non-PTF upgrade; provided, however, that with respect to any new PTF facilities or facility modification or other PTF upgrades that are required in order to interconnect, Schedule 11 of this Tariff shall apply, subject to such changes in the Schedule or otherwise as may be determined in connection with the development of the New CMS (as defined below) or as the Commission may otherwise require and subject further to any refund or surcharge requirements that may result from retroactive implementation of changes in Schedule 11 or otherwise as set forth in the New CMS or a Commission order.

          For purposes of determining whether a generating unit is placed in service after the Compliance Effective Date for purposes of
          Section 42.6 of this Tariff or is obligated to satisfy the requirements of this Section, on January 1, 1999 and thereafter, any unit in active or deactivated status, as classified in the April 1998 NEPOOL Capacity, Energy, Loads and Transmission Report and any other generating unit in active status on that date may receive deactivated status, subject to criteria developed by the appropriate NEPOOL committee. If so designated, the deactivated unit may retain this status for a period not to exceed three (3) years from the date the unit receives deactivated status and shall not be obligated to comply with this Section if it is reactivated during such period, but if not reactivated during such period shall be deemed retired at the end of such period for purposes of this Section. Notwithstanding the foregoing, if a proposal is submitted and approved under Section 18.4 of the Agreement during the three-year period to 1) reactivate, 2) materially modify and reactivate or 3) replace the deactivated unit, the unit may be reactivated without material modification without compliance with this Section. The cost of any PTF upgrade required by 2) or 3) above shall be paid for or shared in accordance with the preceding provisions of this Section. Notwithstanding the foregoing, any unit in deactivated status prior to January 1, 1999 shall be entitled to retain such status through December 31, 2001 whether or not a submission is made under Section 18.4 during such period.

          Unless amended, the Interconnection Requirements set forth in this Section shall remain in effect at least until such time as the substitute Congestion Management System contemplated by
          Section 24 of this Tariff and by subsection (b) of Section 14.4 of the Agreement ("New CMS") has become effective. It is recognized that, in view of the pending development of the New CMS, there can be no assurance or implication as to the nature of the rights beyond physical interconnection, if any, or cost obligations that any existing or future Generator Owner may have as a result of compliance with the Minimum Interconnection Standard or the results of any additional studies as set forth in this Section, and that the rights beyond physical interconnection, if any, and obligations of all existing and future Generator Owners are subject to future determination and to the further orders of the Commission, including a determination of the extent to which particular Generator Owners are able to participate in Interchange Transactions and other transactions in the seven products which are defined in the Restated NEPOOL Agreement.

     2.9 AMENDMENT OF SECTION 50. Section 50 of the Tariff is amended to read as follows:

          50   Rights of Generator Owners

               (a) Subsection (b) of this Section shall be of no force or effect until such time the New CMS (as defined in Section 49) has become effective. The Participants shall delete or modify subsection (b) of this Section as appropriate in connection with the development of the CMS.

               (b) Upon compliance with the applicable requirements of the Tariff, (i) any generating unit located in the NEPOOL Control Area which is in service on the Compliance Effective Date (including a unit that has lost its capacity value when its capacity value is restored or a deactivated unit which may be reactivated without satisfying the requirements of Section 49 of this Tariff in accordance with the provisions thereof); (ii) any generating unit located in the NEPOOL Control Area which is placed in service after the Compliance Effective Date after complying with Section 49 and
                    Schedule 11 of the Tariff; and (iii) any resource outside the NEPOOL Control Area that is the subject of a Firm Transmission Service transaction shall with respect to NEPOOL internal services have rights equal to all other firmly integrated resources, and shall not at any later time (other than in connection with service over the Ties not specifically referred to in the Section 18.4 approval) be required to pay for any additional Network or other upgrades or costs required in order to further reinforce the transmission system; provided that any generating unit placed in service after the Compliance Effective Date, the output of which is limited in accordance with Section 18.4 of the Agreement to below its full capacity shall have such rights only up to the permitted output level(s); provided further that there will be no adverse distinctions in the planning process or with respect to transmission facility construction between Firm Transmission Service Customers, any generators referred to in (i) or (ii) above, and any resources referred to in (iii) above. It is further provided that, in accordance with Section 18.4 of the Agreement, no generator referred to in (i) or (ii) above shall have its established operating limits reduced, except for emergency situations, as a result of any new request for NEPOOL interconnection or subsequent Section 18.4 approvals. Notwithstanding the foregoing, nothing set forth in this Part VII shall be deemed to relieve any Transmission Customer from its obligations to pay any charges or costs otherwise payable by it under Parts I through VI of this Tariff and the relevant schedules related thereto.



     SECTION 3

     MISCELLANEOUS

     3.1 Following execution by the requisite number of Participants in accordance with the Restated NEPOOL Agreement, this Thirty-Ninth Agreement shall become effective December 15, 1998, or on such other date or dates as the Commission shall provide that the amendments provided for in this Agreement shall become effective; provided that such amendments shall not become effective if Participants having the requisite number of Voting Shares give notice in accordance with Section 21.11 of the Restated NEPOOL Agreement that they object to the amendments.

     3.2 Terms used in this Thirty-Ninth Agreement that are not defined herein shall have the meanings ascribed to them in the Tariff.

     3.3 This Thirty-Ninth Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all the counterparts had signed the same instrument. Any signature page of this Thirty-Ninth Agreement may be detached from any counterpart of this Thirty-Ninth Agreement without impairing the legal effect of any signatures thereof, and may be attached to another counterpart of this Thirty-Ninth Agreement identical in form thereto but having attached to it one or more signature pages.

          IN WITNESS WHEREOF, each of the signatories has caused a counterpart signature page for this Thirty-Ninth Agreement to be executed by its duly authorized representative as of November 13, 1998.

                    COUNTERPART SIGNATURE PAGE
                    TO THIRTY-NINTH AGREEMENT
                    AMENDING NEW ENGLAND POWER
                          POOL AGREEMENT



          IN WITNESS WHEREOF, the undersigned has caused this counterpart signature page to the Thirty-Ninth Agreement Amending New England Power Pool Agreement, dated as of November 13, 1998, to be executed by its duly authorized representative as of November 13, 1998.

                              _____________________________________
                              (Participant)


                              By:__________________________________
                                   Name:

                                   Title:

                    COUNTERPART SIGNATURE PAGE
                    TO THIRTY-NINTH AGREEMENT
                    AMENDING NEW ENGLAND POWER
                          POOL AGREEMENT



          IN WITNESS WHEREOF, the undersigned has caused this counterpart signature page to the Thirty-Ninth Agreement Amending New England Power Pool Agreement, dated as of November 13, 1998, to be executed by its duly authorized representative as of November 13, 1998.

                              Boston Edison Company________________
                              (Participant)


                              By: /s/ Douglas S. Horan_____________
                                   Name: Douglas S. Horan

                                   Title: Senior Vice President


                              Central Maine Power Company__________
                              (Participant)


                              By: /s/ Arthur Adelberg______________
                                   Name: Arthur Adelberg

                                   Title: Exec. V.P.



                              COMMONWEALTH ENERGY SYSTEM COMPANIES_
                              Cambridge Electric Light Company
                              Canal Electric Company
                              Commonwealth Electric Company________
                              (Participants)


                              By: /s/ James J. Keane_______________
                                   Name: JAMES J. KEANE

                                   Title: VICE PRESIDENT-ENERGY SUPPLY AND
                                          ENGINEERING SERVICES


                              EASTERN UTILITIES ASSOCIATES COMPANIES
                              Blackstone Valley Electric Company
                              Eastern Edison Company
                              Montaup Electric Company
                              Newport Electric Company_____________
                              (Participants)


                              By: /s/ Kevin A. Kirby_______________
                                   Name: Kevin A. Kirby

                                   Title: Vice President


                              Granite State Electric Company_______
                              (Participant)


                              By: /s/ Richard P. Sergel____________
                                   Name:

                                   Title:


                              Massachusetts Electric Company_______
                              (Participant)


                              By: /s/ Richard P. Sergel____________
                                   Name:

                                   Title:


                              The Narragansett Electric Company____
                              (Participant)


                              By: /s/ Richard P. Sergel____________
                                   Name:

                                   Title:


                              New England Power Company____________
                              (Participant)


                              By: /s/ Masheed H. Rosenqvist________
                                   Name: Masheed H. Rosenqvist

                                   Title: Vice President


                              NORTHEAST UTILITIES SYSTEM COMPANIES_
                              The Connecticut Light and Power Company
                              Holyoke Power and Electric Company
                              Holyoke Water Power Company
                              Public Service Company of New Hampshire
                              Western Massachusetts Electric Company
                              (Participants)


                              By: /s/ Frank P. Sabatino____________
                                   Name: Frank P. Sabatino

                                   Title: Vice President-Wholesale Marketing


                              PG&E Corporation PARTICIPANT COMPANIES
                              PG&E Trading-Power, L.P.
                              USGen New England, Inc.______________
                              (Participants)


                              By: /s/ Sarah M. Barpoulis___________
                                   Name: Sarah M. Barpoulis

                                   Title: Sr. Vice President


                              Vermont Electric Power Company, Inc._
                              (Participant)


                              By: /s/ R.M. Chapman_________________
                                   Name:

                                   Title: